UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

Gritstone bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38663	47-4859534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 300
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 871-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRTSQ	N/A*

*

On March 5, 2025 Nasdaq filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist our common stock from the Nasdaq Stock Market LLC. The delisting became effective on March 15, 2025. The deregistration of the shares of common stock under section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be effective 90 days, or such shorter period as the SEC may determine, after the filing date of the Form 25, at which point the shares will be deemed registered under Section 12(g) of the Exchange Act. The registrant’s common stock currently trades on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “GRTSQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership

As previously reported, on October 10, 2024, Gritstone bio, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing a Chapter 11 case for the Company (the “Chapter 11 Case”). Additional information about the Chapter 11 Case, including access to Bankruptcy Court documents, is available online at https://veritaglobal.net/gritstone. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

On April 3, 2025, the Court entered an order (the “Confirmation Order”) confirming the Second Modified Plan of Reorganization of Gritstone bio, Inc. (the “Plan”). A copy of the Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2025 and is hereby incorporated herein by reference. Capitalized terms used without definition herein shall have the meanings assigned thereto in the Plan.

On April 4, 2025, the Company filed a Notice of Effective Date with the Bankruptcy Court and the Plan became effective in accordance with its terms. As of the Effective Date, and in accordance with the Plan, all outstanding shares of common stock of the Company (including shares of common stock issuable under equity awards, including stock options and restricted stock units, granted under the Company’s equity incentive plans) and all other options, warrants and rights to acquire Common Stock have been canceled and discharged and holders of such equity interests will not receive or retain any property on account thereof.

Material Features of the Plan

Below is a summary of the material terms of the Plan. This summary describes only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, the definitive documents implementing the Plan and the Confirmation Order.

The Plan implements the reorganization of the Company, with it emerging from bankruptcy and continuing to operate as the Reorganized Debtor. As of the Effective Date, the Reorganized Debtor will have a restructured balance sheet through a debt-to-equity conversion, pursuant to which a portion of the DIP Financing Claims will be converted into the New Equity Interests of the Reorganized Debtor. Creditors will receive distributions on or after the Effective Date as set forth in the Plan. The Plan also establishes a Liquidating Trust with certain assets for the benefit of General Unsecured Creditors. Holders of Subordinated Claims will receive no distributions and Equity Interests of the Company are cancelled.

Item 3.02	Unregistered Sales of Equity Securities.

On the Effective Date, the Company issued the New Equity Interests of Reorganized Debtor to Holders pursuant to the terms and conditions set forth in the Plan, in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by Section 1145 of the Bankruptcy Code.

Item 3.03	Material Modifications to the Rights of Security Holders.

The disclosure under Item 1.03 of this Current Report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosure under Item 1.03 of this Current Report is incorporated herein by reference.

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the effectiveness of the Plan, the directors of the Company resigned from their positions as directors of the Company, as of such effectiveness.

Item 8.01	Other Events.

Deregistration of Securities

On March 28, 2025, in conjunction with the Confirmation Order and the proposed cancellation of all of its outstanding shares of common stock, the Company filed post-effective amendments to each of its Registration Statements on Form S-3 and Form S-8 and intends to promptly file a Form 15 with the SEC to deregister its securities under Section 12(g) of the Exchange Act and suspend its reporting obligations under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Second Modified Plan of Reorganization of Gritstone bio, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gritstone bio, Inc.

Date: April 4, 2025	By:	/s/ Vassiliki “Celia” Economides
Vassiliki Economides Interim Chief Executive Officer and Chief Financial Officer